Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Dynamics Research Corporation on Forms S-8 (File No. 333-176597, effective August 31, 2011), of our report dated March 16, 2011, appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of Dynamics Research Corporation, dated September 16, 2011 with respect to High Performance Technologies, Inc. for the years ended December 31, 2010, 2009, and 2008.

/s/ Argy, Wiltse & Robinson, P.C.
McLean, Viginia
September 16, 2011